Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned firm of Independent Petroleum Engineers, of Casper, Wyoming, United States, knows that it is named as having prepared an audit of a constant dollar reserves evaluation prepared by Nautilus Poplar LLC dated September 10, 2015, of the Montana interests of Tellurian Inc. (f/k/a Magellan Petroleum Corporation), and hereby consents to the use of its name and to the use of such estimates in the form and context in which they appear in the Annual Report on Form 10-K of Tellurian Inc. for the fiscal year ended June 30, 2016, filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2016, as amended by the Annual Report on Form 10-K/A for the fiscal year ended June 30, 2016 filed with the SEC on October 27, 2016. We hereby further consent to the use of the information contained in our audit letter dated September 10, 2015 relating to such estimates. We further consent to the incorporation by reference thereof in Tellurian Inc.’s Registration Statements Nos. 333-216011 and 333-216013 on Form S-3ASR, and Registration Statement No. 333-216010 on Form S-8, all of which were filed with the SEC on February 10, 2017.

ALLEN & CROUCH PETROLEUM ENGINEERS, INC.

By:	/s/ Richard L. Vine
March 15, 2017